                              TMP WORLDWIDE INC.
                                                                   EXHIBIT 11.1

               STATEMENT re: COMPUTATION OF EARNINGS PER SHARE

                   (In thousands, except per share amounts)



                                               Three Months Ended Sept. 30,           Nine Months Ended Sept. 30
                                               -----------------------------        ----------------------------
                                                 1997              1996               1997              1996
                                               --------         ----------          --------           ------
Net income (loss)...........................     $3,753             $ (768)            $6,421           $ (539)

Preferred stock dividend and redemption
       premium..............................        ---                (53)              (123)            (158)

Net Income (loss) applicable to common and
       Class B common stockholders..........     $3,753              $(821)            $6,298           $ (697)
                                                 ------              -----             ------           ------
                                                 ------              -----             ------           ------

Net income per common and Class B
       common shares........................     $  .15              $(.04)            $  .26            $(.04)
                                                 ------              -----             ------            -----
                                                 ------              -----             ------            -----

Weighted average number of common,
   Class B common and common
    equivalent shares outstanding
    (including effect of options
    granted within one year of
    the offering)........................        24,533            19,421              24,110           19,276
                                                 ------            ------              ------           ------